                                                                   EXHIBIT 10.53

                        CHAMPION HEALTHCARE CORPORATION
                              515 WEST GREEN ROAD
                                   SUITE 800
                              HOUSTON, TEXAS 77067

                                                                   July 12, 1996

Mr. James VanDevender
7081 Kingston Cove Lane
Willis, Texas 77378

Dear Mr. VanDevender:

    This letter is provided to you in connection with your inquiry as to the meaning of Section 5(c) of the Subscription Agreement between you and Champion Healthcare Corporation ("Champion"), dated as of February 10, 1990 and amended on October 1, 1990 and December 31, 1990 (the "Agreement").

    Section 5(c) of the Agreement provides that "[t]his Agreement shall inure to the benefit of and be binding upon the respective parites, and their heirs, representatives, successors and assigns; provided however that the Company may not assign its rights hereof." We hereby confirm that such provision of the Agreement was intended to mean that any successor to Champion or its business, and any corporation issuing shares in a merger in which Champion is a constituent corporation, shall be obligated to assume the Agreement. In addition, Champion acknowledges that you will be entitled to rely on this letter in determining how and when to exercise your rights under the Agreement.

                                          CHAMPION HEALTHCARE CORPORATION

                                          By: /s/ SUSANNE S. MISKIN

                                             -----------------------------------
                                              Name: Susanne S. Miskin
                                              Title: Vice President -- Legal
                                              Services